SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2002
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                        VIRGINIA COMMERCE BANCORP, INC.
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            (Exact name of registrant as specified in its charter)


          Virginia                     0-28635                54-1964895
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 (State or other jurisdiction   (Commission file number)    (IRS Employer
     of incorporation)                                         Number)


              5350 Lee Highway, Arlington, Virginia     22207
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             (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: 703-534-0700
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ITEM 5.  OTHER EVENTS

         On December 19, 2002, Virginia Commerce Bancorp, Inc. (Nasdaq - VCBI) completed a private placement issuance of $15 million of trust preferred securities through a newly formed subsidiary trust organized under Delaware law. The trust preferred securities bear a floating rate of interest, adjusted semi-annually, of 330 basis points over six month Libor, initially set at 4.73%, with a maximum rate of 11.9% until December 30, 2007. The securities have a 30 year term and are callable at par beginning December 30, 2007. The $15 million issuance is in addition to $3 million of trust preferred securities issued in a separate private placement by another trust subsidiary in November 2002. Those securities bear a floating rate of interest, adjusted semi-annually, of 340 basis points over six month Libor, initially set at 4.80%, with a maximum rate of 12.0% until November 15, 2007. The earlier securities also have a 30 year term, and are callable at par beginning November 15, 2007.

         The net proceeds of the trust preferred securities issuances are expected to be used by the Company for various corporate purposes, including the use of approximately $8 million to repay the outstanding balance on the company's line of credit with a correspondent bank, and contribution to the capital of the Company's subsidiary, Virginia Commerce Bank to increase its regulatory capital ratios and support further growth.

         Virginia Commerce Bancorp, Inc. is the parent company of Virginia Commerce Bank, a $645 million, full-service community bank headquartered in Arlington, with thirteen branches and two mortgage lending offices serving Northern Virginia.

Forward Looking Statements: This report may contain forward looking statements. Statements which are forward-looking are not historical facts, and involve risks and uncertainties that could cause our results to differ materially from those in any forward-looking statements. These risks include the effect changes in economic conditions may have on overall loan quality, changes in net interest margin due to changes in interest rates, possible loss of key personnel, need for additional capital should we experience faster than anticipated growth, factors which could affect our ability to implement its strategy, changes in regulations and governmental policies, and other unforeseen risks. We do not hereby assume any obligation to update any forward-looking statements


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  Financial Statements of Business Acquired.  Not applicable.

(b) Pro Forma Financial Information. Not Applicable.

(c) Exhibits.

4.1 Junior Subordinated Indenture, dated as of November 15, 2002 between Virginia Commerce Bancorp, Inc. and The Bank of New York, as Trustee (1)

4.2 Amended and Restated Declaration of Trust, dated as of November 15, 2002 among Virginia Commerce Bancorp, Inc., The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and Peter
       A. Converse, William K. Beauchesne and Marcia J. Hopkins as Administrative Trustees (1)

4.3 Guarantee Agreement dated as of November 15, 2002, between Virginia Commerce Bancorp, Inc. and The Bank of New York, as Guarantee Trustee (1)

4.4 Junior Subordinated Indenture, dated as of December 19, 2002 between Virginia Commerce Bancorp, Inc. and The Bank of New York, as Indenture Trustee (1)

4.5 Amended and Restated Declaration of Trust, dated as of December 19, 2002 among Virginia Commerce Bancorp, Inc., The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and Peter
       A. Converse, William K. Beauchesne and Marcia J. Hopkins as Administrative Trustees (1)

4.6 Guarantee Agreement dated as of December 19, 2002, between Virginia Commerce Bancorp, Inc. and The Bank of New York, as Guarantee Trustee (1)
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(1)    Not filed in accordance with the provisions of Item 601(b)(4)(iii) of
       Regulation SK. Virginia Commerce Bancorp, Inc. agrees to provide a copy of these documents to the Commission upon request.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        VIRGINIA COMMERCE BANCORP, INC.



                                   By: /s/ William K. Beauchesne
                                       -----------------------------------------
                                       William K. Beauchesne
                                       Treasurer and Chief Financial Officer

Dated: December 19, 2002






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